Exhibit 99.2

QVC, Inc. Announces Cash Tender Offer for Any and All of Its Outstanding 5.125% Senior Secured Notes due 2022

WEST CHESTER, Pa. (August 12, 2020) — QVC, Inc. (“QVC”) announced today that it has commenced a cash tender offer to purchase any and all of the $500.0 million outstanding aggregate principal amount of its 5.125% Senior Secured Notes due 2022 (the “2022 Notes”) with the net proceeds from QVC’s concurrent offering of $500.0 million in aggregate principal amount of senior secured notes due 2028 (the “New Notes”), which was also announced today by QVC, together with cash on hand. The tender offer is being made pursuant to an offer to purchase, related letter of transmittal and notice of guaranteed delivery, each dated as of August 12, 2020. The tender offer will expire at 5:00 p.m., New York City time, on August 19, 2020 (as such time and date may be extended, the “expiration time”). Tendered 2022 Notes may be withdrawn at any time before the expiration time.

Under the terms of the tender offer, holders of the 2022 Notes that are validly tendered and accepted at or prior to the expiration time, or holders who deliver to the depositary and information agent a properly completed and duly executed notice of guaranteed delivery and timely deliver such 2022 Notes, each in accordance with the instructions described in the offer to purchase, will receive total cash consideration of $1,082.50 per $1,000 principal amount of 2022 Notes, plus an amount equal to any accrued and unpaid interest up to, but not including, the settlement date, which is expected to be August 20, 2020, subject to satisfaction of the Financing Condition described below.

The tender offer is contingent upon the satisfaction of certain conditions, including the condition that QVC shall have raised at least $500.0 million in gross proceeds from the offering of the New Notes on or prior to the settlement date (the “Financing Condition”). The tender offer is not conditioned on any minimum amount of 2022 Notes being tendered. QVC may amend, extend or terminate the tender offer in its sole discretion. Following the settlement date of the tender offer, QVC currently intends, but is not obligated, to exercise its right to redeem any 2022 Notes not purchased by QVC in the tender offer, in accordance with the terms of the indenture governing the 2022 Notes.

The tender offer is being made pursuant to the terms and conditions contained in the offer to purchase and related letter of transmittal and notice of guaranteed delivery, each dated August 12, 2020, copies of which may be requested from the information agent for the tender offer, D.F. King & Co., Inc., at (800) 848-3405 (Toll-Free) or (212) 269-5550, by email at QVC@dfking.com, or via the following web address: www.dfking.com/QVC. BofA Securities, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as the Joint Dealer Managers for the tender offer. Questions regarding the tender offer may be directed to the Joint Dealer Managers at the telephone numbers shown below:

BofA Securities

Collect: (980) 287-6959
Email: debt_advisory@bofa.com

Credit Suisse Securities (USA) LLC

Collect: (212) 538-2147

Toll Free: (800) 820-1653

J.P. Morgan Securities LLC

Collect: (212) 834-4087
Toll Free: (866) 834-4666

This press release is for informational purposes only and does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the 2022 Notes, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security, including the New Notes, nor does it constitute a solicitation for an offer to purchase any security, including the New Notes or the 2022 Notes.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements about the tender offer and its expected completion, the use of proceeds from the offering of the 2022 Notes and any potential redemption of the 2022 Notes. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability to satisfy the Financing Condition and general market conditions. These forward-looking statements speak only as of the date of this press release, and QVC expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of QVC, including the most recent Forms 10-K and 10-Q, for additional information about QVC and about the risks and uncertainties related to the business of QVC which may affect the statements made in this press release.

Contacts:

Courtnee Chun

720-875-5420

QVC Media Relations

484-701-1647

SOURCE QVC, Inc.

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